Exhibit 99.1

Booking Holdings Reports Financial Results for 3rd Quarter 2020

NORWALK, CT – November 5, 2020. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 3rd quarter 2020 financial results. Third quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $13.4 billion, a decrease of 47% over a year ago (approximately a 48% decrease on a constant-currency basis). Room nights booked in the 3rd quarter decreased 43% over a year ago. The Company's results for the three and nine months ended September 30, 2020 have been significantly and negatively impacted due to the COVID-19 pandemic and the resulting economic conditions and government orders.
Booking Holdings' total revenues for the 3rd quarter of 2020 were $2.6 billion, a 48% decrease from the prior year (approximately a 49% decrease on a constant-currency basis). Net income in the 3rd quarter of 2020 was $801 million, a 59% decrease as compared to the prior year. Net income for the 3rd quarter of 2020 includes an unrealized gain on marketable equity securities of $730 million while the 3rd quarter of 2019 includes an unrealized loss on marketable equity securities of $49 million. Additionally, the Company recorded an impairment charge of $573 million for OpenTable and KAYAK goodwill and unrecognized tax benefits of $64 million related to French and Italian tax matters in the 3rd quarter of 2020. Net income in the 3rd quarter of 2020 was $19.49 per diluted share, a 57% decrease as compared to the prior year.
Non-GAAP net income in the 3rd quarter of 2020 was $504 million, a 74% decrease from the prior year. Non-GAAP net income in the 3rd quarter was $12.27 per diluted share, a 73% decrease as compared to the prior year. Non-GAAP net income includes adjustments to exclude net unrealized gains or losses on marketable equity securities and foreign currency losses on Euro-denominated debt that was not designated as a hedging instrument in both periods, and the goodwill impairment and unrecognized tax benefits related to French and Italian tax matters in the 3rd quarter of 2020. Adjusted EBITDA for the 3rd quarter of 2020 was $1.0 billion, a 60% decrease as compared to the prior year. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"We were pleased to see positive third quarter results, which we believe benefited greatly from some lifting of government lock-downs and the release of pent-up demand created by the almost complete cessation of travel during parts of the second quarter,” said Glenn Fogel, Chief Executive Officer of Booking Holdings. “However,” Mr. Fogel continued, “COVID-19 case counts are now rising steeply in many parts of the world with corresponding increases in lock-downs and re-imposed travel restrictions that will continue to impact travel in the near-term. Nevertheless, we remain confident in a long-term recovery and will continue to invest in our company to ensure that when the pandemic recedes and travel demand returns fully, we are prepared to take advantage of it."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Non-GAAP total revenues, adjusted EBITDA, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-
GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:
•     excludes an adjustment to merchant revenues related to prior periods due to a correction in the timing of revenue recognition on a component of merchant revenue in the 1st quarter of 2019, which was reversed in the 2nd quarter of 2019,
•excludes charges, if any, to correct an error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation,
•excludes amortization expense of intangible assets,
•     excludes the impact of impairment of goodwill,
•     excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,
•     excludes the impact, if any, of significant gains or losses on the sale of, and impairment or credit losses on investments in, available-for-sale debt securities and significant gains or losses on the sale of, and valuation adjustments on investments in, equity securities without readily determinable fair values,
•     excludes gains and losses on marketable equity securities,
•excludes foreign currency transaction gains or losses on Euro-denominated debt that is not designated as a hedging instrument for accounting purposes,
•excludes income taxes, if any, related to convertible notes held for investment that matured, and were reclassified from accumulated other comprehensive loss to income tax expense,
•     excludes the income tax impact, if any, related to one-time adjustments as a result of the U.S. Tax Cuts and Jobs Act ("Tax Act") enacted in December 2017,
•excludes the impact of unrecognized tax benefits related to the French and Italian tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.

The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and nine months ended September 30, 2020 and 2019.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- the adverse impact of the COVID-19 pandemic on the Company's business, financial performance and travel demand, generally;
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- any adverse impacts on our business, operations and/or reputation as a result of any utilization of COVID-19-related governmental stimulus or aid packages;
-- the effects of competition;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments, any increases in provisions for expected credit losses on receivables from and cash advances made to our travel service provider and restaurant partners and any increases in cash outlays to refund consumers for prepaid reservations;
-- adverse changes in relationships with travel service providers and restaurants;
-- our ability to attract and retain qualified personnel;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary brands: Booking.com, KAYAK, Priceline, Agoda, Rentalcars.com and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world.

For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: John Longstreet (203) 299-8806 john.longstreet@bookingholdings.com

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,197	$6,312
Short-term investments (Available-for-sale debt securities: Amortized cost of $998 at December 31, 2019)	—	998
Accounts receivable, net (Allowance for expected credit losses of $208 and $49, respectively)	859	1,680
Prepaid expenses and other current assets, net (Allowance for expected credit losses of $16 and $6, respectively)	527	843
Total current assets	12,583	9,833
Property and equipment, net	744	738
Operating lease assets	568	620
Intangible assets, net	1,838	1,954
Goodwill	1,865	2,913
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $775 and $2,192, respectively)	3,672	4,477
Other assets, net (Allowance for expected credit losses of $38 at September 30, 2020)	875	867
Total assets	$22,145	$21,402

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,114	$1,239
Accrued expenses and other current liabilities	1,388	1,578
Deferred merchant bookings	487	1,561
Convertible debt	979	988
Total current liabilities	3,968	5,366
Deferred income taxes	1,006	876
Operating lease liabilities	401	462
Long-term U.S. transition tax liability	921	1,021
Other long-term liabilities	107	104
Long-term debt	10,829	7,640
Total liabilities	17,232	15,469

Commitments and Contingencies

Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,398,711 and 63,179,471, respectively	—	—
Treasury stock, 22,444,443 and 21,762,070 shares, respectively	(24,123)	(22,864)
Additional paid-in capital	5,779	5,756
Retained earnings	23,453	23,232
Accumulated other comprehensive loss	(196)	(191)
Total stockholders' equity	4,913	5,933
Total liabilities and stockholders' equity	$22,145	$21,402

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Agency revenues	$1,723	$3,435	$3,504	$7,991
Merchant revenues	837	1,313	1,741	2,875
Advertising and other revenues	80	292	313	861
Total revenues	2,640	5,040	5,558	11,727
Operating expenses:
Marketing expenses	731	1,415	1,793	3,975
Sales and other expenses	129	276	637	739
Personnel, including stock-based compensation of $80, $79, $163 and $232, respectively	517	566	1,453	1,686
General and administrative	148	225	453	596
Information technology	71	71	219	206
Depreciation and amortization	115	117	344	352
Restructuring and other exit costs	41	—	75	—
Impairment of goodwill	573	—	1,062	—
Total operating expenses	2,325	2,670	6,036	7,554
Operating income (loss)	315	2,370	(478)	4,173
Other income (expense):
Interest income	5	44	49	113
Interest expense	(98)	(70)	(258)	(204)
Net gains (losses) on marketable equity securities	730	(49)	1,258	419
Impairment of investment	—	—	(100)	—
Foreign currency transactions and other	(117)	68	(149)	37
Total other income (expense)	520	(7)	800	365
Income before income taxes	835	2,363	322	4,538
Income tax expense	34	413	98	844
Net income	$801	$1,950	$224	$3,694
Net income applicable to common stockholders per basic common share	$19.56	$46.01	$5.46	$84.84
Weighted-average number of basic common shares outstanding (in 000's)	40,935	42,389	40,983	43,540
Net income applicable to common stockholders per diluted common share	$19.49	$45.54	$5.44	$84.06
Weighted-average number of diluted common shares outstanding (in 000's)	41,081	42,831	41,142	43,947

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine Months Ended September 30,
	2020	2019
OPERATING ACTIVITIES:
Net income	$224	$3,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	344	352
Provision for expected credit losses and chargebacks	307	108
Deferred income tax expense	101	39
Net gains on marketable equity securities	(1,258)	(419)
Stock-based compensation expense and other stock-based payments	179	245
Operating lease amortization	137	127
Amortization of debt discount and debt issuance costs	48	43
Unrealized foreign currency transaction losses (gains) on Euro-denominated debt	139	(54)
Impairment of goodwill	1,062	—
Impairment of investment	100	—
Other	—	9
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	554	(442)
Prepaid expenses and other current assets	230	(247)
Deferred merchant bookings and other current liabilities	(1,593)	794
Other long-term assets and liabilities	88	(461)
Net cash provided by operating activities	662	3,788

INVESTING ACTIVITIES:
Purchase of investments	(72)	(696)
Proceeds from sale and maturity of investments	2,997	7,940
Additions to property and equipment	(222)	(281)
Acquisitions and other investments, net of cash acquired	—	(9)
Net cash provided by investing activities	2,703	6,954

FINANCING ACTIVITIES:
Proceeds from revolving credit facility and short-term borrowings	—	400
Repayments of revolving credit facility and short-term borrowings	—	(425)
Proceeds from the issuance of long-term debt	4,108	—
Payments of debt issuance costs	(38)	—
Payments for conversion of debt	(1,244)	—
Payments for repurchase of common stock	(1,299)	(6,840)
Other financing activities	5	(11)
Net cash provided by (used in) financing activities	1,532	(6,876)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(12)	(26)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	4,885	3,840
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	6,332	2,645
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$11,217	$6,485

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$152	$986
Cash paid during the period for interest	$158	$171

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
	Net income	$801	$1,950	$224	$3,694

(a)	Adjustment to personnel expenses	—	—	—	66
(b)	Depreciation and amortization	115	117	344	352
(c)	Impairment of goodwill	573	—	1,062	—
(b)	Interest income	(5)	(44)	(49)	(113)
(b)	Interest expense	98	70	258	204
(d)	Net (gains) losses on marketable equity securities	(730)	49	(1,258)	(419)
(e)	Impairment of investment	—	—	100	—
(f)	Remeasurement losses (gains) on certain Euro-denominated debt	117	(72)	139	(54)
(b)	Income tax expense (benefit)	34	413	98	844

	Adjusted EBITDA	$1,003	$2,482	$917	$4,573

	Adjusted EBITDA as a % of Total Revenues	38.0%	49.3%	16.5%	39.0%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
	Net income	$801	$1,950	$224	$3,694

(a)	Adjustment to personnel expenses	—	—	—	66
(c)	Impairment of goodwill	573	—	1,062	—
(d)	Net (gains) losses on marketable equity securities	(730)	49	(1,258)	(419)
(e)	Impairment of investment	—	—	100	—
(f)	Remeasurement losses (gains) on certain Euro-denominated debt	117	(72)	139	(54)
(g)	Amortization of intangible assets	41	43	126	132
(h)	Debt discount amortization related to convertible debt	12	11	38	34
(i)	Income taxes on convertible notes held for investment	—	21	15	21
(j)	Impact of Tax Act	(8)	(46)	(8)	(46)
(k)	French and Italian unrecognized tax benefits	64	—	64	—
(l)	Tax impact of Non-GAAP adjustments	(367)	(13)	(285)	52

	Non-GAAP Net income	$504	$1,943	$217	$3,479

	Weighted-average number of diluted common shares outstanding (in 000's)	41,081	42,831	41,142	43,947

	Non-GAAP Net income per diluted common share	$12.27	$45.36	$5.28	$79.17

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Nine Months Ended September 30,
		2020	2019
	Net cash provided by operating activities	$662	$3,788

(m)	Additions to property and equipment	(222)	$(281)

	Free cash flow	$440	$3,507

	Free cash flow as a % of Total Revenues	7.9%	29.9%

(1) Amounts may not total due to rounding.

Notes:
(a)
Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation which is recorded in Personnel expenses.

(b)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(c)	Impairment of goodwill related to our OpenTable and KAYAK reporting unit is recorded in Operating expenses.
(d)	Net gains or losses on marketable equity securities are excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Impairment of investment in Didi Chuxing equity securities.
(f)
Adjustment for foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes is recorded in Foreign currency transactions and other.

(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.
(h)	Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense and is excluded from Net income to calculate Non-GAAP Net income.
(i)
Reclassification of income taxes related to convertible notes held for investment that matured in the 2nd quarter of 2020 and the 3rd quarter of 2019, and were reclassified from accumulated other comprehensive loss to income tax expense.

(j)	Benefit for U.S. Federal tax credits resulting from the Tax Act and an adjustment to the one-time deemed repatriation liability resulting from the Tax Act.
(k)	Unrecognized tax benefits related to French and Italian tax matters and is excluded from Net income to calculate Non-GAAP Net income.
(l)	Reflects the tax impact of Non-GAAP adjustments and is excluded from Net income to calculate Non-GAAP Net income.
(m)	Additions to property and equipment are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20
Room Nights	201	171	217	213	223	191	124	28	127
Year/Year Growth/(Decline)	13.4%	13.0%	10.3%	11.8%	11.0%	11.8%	(42.8)%	(86.7)%	(43.1)%

Rental Car Days	19	15	18	21	21	16	12	2	9
Year/Year Growth/(Decline)	(0.1)%	(0.6)%	(1.3)%	1.2%	8.5%	11.9%	(36.4)%	(90.4)%	(55.6)%

Airline Tickets	2	2	2	2	2	2	2	1	2
Year/Year Growth/(Decline)	9.2%	(1.3)%	4.4%	2.4%	(2.5)%	11.3%	(8.0)%	(69.7)%	(9.3)%

Gross Bookings(2)	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20
Agency	$19,024	$15,230	$19,678	$18,638	$18,118	$14,218	$8,320	$1,535	$9,521
Merchant	5,250	4,322	5,732	6,401	7,163	6,495	4,073	771	3,861
Total	$24,274	$19,552	$25,410	$25,039	$25,281	$20,713	$12,393	$2,306	$13,382

Gross Bookings Year/Year Growth (Decline)
Agency	2.3%	1.4%	(4.4)%	(2.4)%	(4.8)%	(6.6)%	(57.7)%	(91.8)%	(47.4)%
Merchant	65.7%	45.8%	29.3%	33.2%	36.5%	50.3%	(28.9)%	(88.0)%	(46.1)%
Total	11.5%	8.7%	1.6%	4.8%	4.1%	5.9%	(51.2)%	(90.8)%	(47.1)%
Constant Currency	14%	13%	8%	10%	7%	7%	(50)%	(91)%	(48)%

	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20
Total Revenues	$4,849	$3,213	$2,837	$3,850	$5,040	$3,339	$2,288	$630	$2,640
Year/Year Growth/(Decline)	10.7%	16.3%	(3.1)%	8.9%	3.9%	3.9%	(19.3)%	(83.7)%	(47.6)%
Constant Currency	13%	21%	3%	14%	7%	5%	(17)%	(83)%	(49)%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.